AMENDMENT NO. 1 TO THE
SLEEP NUMBER CORPORATION 2020 EQUITY INCENTIVE PLAN

This Amendment No. 1 to the Sleep Number Corporation 2020 Equity Incentive Plan (this “Amendment”) is made and adopted by Sleep Number Corporation (the “Company”) effective as of May 21, 2024, the date it was approved by the Company’s shareholders. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Sleep Number Corporation 2020 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company maintains the Plan.

WHEREAS, pursuant to Section 19.1 of the Plan, the Management Development and Compensation Committee, at any time and from time to time, may amend the Plan.

WHEREAS, pursuant to Section 19.2 of the Plan, no amendments to the Plan will be effective without approval of the Company’s shareholders if, among other things, such amendment would, subject to Section 4.5 of the Plan, increase the aggregate number of shares of Common Stock issued or issuable under the Plan.

WHEREAS, the Management Development and Compensation Committee approved this Amendment on March 12, 2024, subject to the approval of the Company’s shareholders, to increase the number of shares of Common Stock reserved for issuance under the Plan by 1,500,000 shares, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended as follows:

1.Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.5 of this Plan, the maximum number of shares of Common Stock that will be available for issuance under this Plan will be 4,740,000 shares less one share for every share subject to an Award granted under the Prior Plan after December 28, 2019. Upon effectiveness of this Plan, no further awards will be granted under the Prior Plan.

2.    This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.    Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.